Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use  in  this  Registration Statement on Amendment No. 3 to Form S-4 of  Mountain Crest Acquisition Corp. II of our report dated March 19, 2021, relating to the financial statements of Better Therapeutics, Inc., as of and for the years ended December 31, 2019 and December 31, 2020 appearing elsewhere in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina

September 9, 2021